Exhibit 10.15

November 7, 2014

Gentlemen.

Reference is made to those certain promissory notes (“Notes”), dated November 9, 2013, December 5, 2013 and April 1, 2014, made by Long Island Brands Beverages LLC. (“Company”) in favor of Cullen Agricultural Holding Corp.

The parties hereby agree that the “Maturity Date” (as defined in the Notes) shall be extended from November 15, 2014 to March 15, 2015.

Except as set forth herein, all terms of the Notes shall remain in full force and effect.

LONG ISLAND BRAND BEVERAGE LLC

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: CEO

Accepted and Agreed:

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul Vassilakos
Name: Paul Vassilakos
Title: CEO